UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 17, 2016
(Exact name of registrant as specified in its charter)

Kentucky (State of incorporation)	001-33998 (Commission file number)	61-0156015 (IRS Employer Identification No.)

600 North Hurstbourne Parkway, Suite 400, Louisville, Kentucky 40222 (Address of principal executive offices) (Zip Code)

(502) 636-4400 (Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On February 17, 2016, Churchill Downs Incorporated, a Kentucky corporation (the “Company”), entered into an amendment (the “Amendment”) to its Fourth Amended and Restated Credit Agreement (as amended, the “Credit Agreement”), dated December 1, 2014, among the Company, JPMorgan Chase Bank, N.A., as Agent and Collateral Agent, and the other Lenders signatory thereto.

The Amendment extends the maturity for the Company’s revolving credit and term loan facilities to February 17, 2021 and makes the maturities coterminous. Previously, the maturities were May 17, 2018 and December 1, 2019, respectively.

The interest rates applicable to the Company’s borrowings under the Credit Agreement are LIBOR-based plus a spread, determined by the Company’s total leverage ratio. The Amendment lowers the upper limit of the applied spread from 3.0% to 2.5%. The Amendment also offers a reduced pricing schedule for outstanding borrowings and commitment fees across all leverage pricing levels. The Amendment does not alter the Company’s borrowing capacity.

The foregoing description is qualified in its entirety by reference to the Amendment, which is filed as Exhibit 10.1 hereto and incorporated herein by reference.

Item 7.01.     Regulation FD Disclosure.

On February 18, 2016, the Company issued a press release announcing the entry into the Amendment. The full text of the press release, a copy of which is attached hereto as Exhibit 99.1, is incorporated herein by reference. The information in Item 7.01 and Exhibit 99.1 attached hereto shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”) or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933 or the Exchange Act, regardless of any general incorporation language in such filing.

Item 9.01    Financial Statements and Exhibits.

(d)

Exhibit Number	Description

10.1
Amendment No. 1 to the Fourth Amended and Restated Credit Agreement, dated February 17, 2016, among Churchill Downs Incorporated, the guarantors party thereto, the Lenders party thereto and the Company, JPMorgan Chase Bank, N.A., as Agent and Collateral Agent, and the other Lenders signatory thereto.

99.1	Press Release, dated February 18, 2016, of Churchill Downs Incorporated announcing the entry into the Amendment to the Credit Agreement

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto, duly authorized.

CHURCHILL DOWNS INCORPORATED
February 18, 2016	/s/ Alan K. Tse___________________ By: Alan K. Tse Title: Executive Vice President, General Counsel and Secretary